UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 15, 2016

AECOM
(Exact name of Registrant as specified in its charter)

Delaware	000-52423	61-1088522
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600
Los Angeles, California 90067
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code (213) 593-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Following AECOM’s (the “Company”) 2016 Annual Meeting of Stockholders, the Company engaged with institutional investors and advisory firms to gather additional feedback about executive compensation program design and best-in-class compensation practices. Based on this feedback and with a continued focus on best aligning pay with performance, the following executive compensation design changes were approved by the Compensation/Organization Committee (the “Committee”).

Fiscal Year 2017 Performance Earning Program: Adoption of Total Stockholder Return Metrics and Lengthening of Performance Periods

The Committee approved recommendations pertaining to design changes in the Performance Earning Program (PEP) award for fiscal year 2017 under the Company’s 2016 Stock Incentive Plan.  As a result, fiscal year 2017 PEP awards include a relative total stockholder return (“TSR”) metric measured over three years as a third performance goal.  In addition, the two annual year performance periods contained in the fiscal year 2016 PEP awards will be extended to three annual year performance periods for the “Adjusted Earnings Per Share” and the “Free Cash Flow Per Share” metrics.  A comparison of the revised design changes made in the fiscal year 2017 PEP award compared to the fiscal year 2016 PEP award is provided below.

	PEP – FISCAL YEAR 2016	REDESIGNED PEP – FISCAL YEAR 2017
Performance Metrics	Adjusted Earnings Per Share = 50% Free Cash Flow Per Share= 50%	Adjusted Earnings Per Share = 37.5% Free Cash Flow Per Share= 37.5% Relative Total Stockholder Return=25%
Performance Periods	Two annual performance periods	Three annual performance periods for the Adjusted Earnings Per Share and Free Cash Flow Per Share financial metric One three-year performance period for the Relative Total Stockholder Return metric
Relative Total Stockholder Return Metric	N/A	Performance measured over a three year performance period vs. Company’s proxy peer group

The foregoing description of the fiscal year 2017 PEP award is qualified in its entirety by reference to Exhibit 10.1, which is attached hereto and is incorporated herein by reference.

Fiscal Year 2017 Performance Metrics under the Executive Incentive Plan

The Committee also approved recommendations pertaining to design changes to the fiscal year 2017 financial performance metrics used in the Company’s Executive Incentive Compensation Plan (the “EIP Plan”), including, but not limited to, replacing the “Adjusted Earnings Per Share” and “Operating Cash Flow Per Share” metrics with “Adjusted Net Income” and “Operating Cash Flow”.  This design change ensures less overlap between the Company’s short term EIP Plan and its long term equity incentive plan metrics.  A comparison of the revised design changes made in fiscal year 2017 compared to fiscal year 2016 is provided below.

EXECUTIVE/SECTION 16 OFFICERS	FISCAL YEAR 2016 PERFORMANCE METRICS	REDESIGNED - FISCAL YEAR 2017 PERFORMANCE METRICS
Michael S. Burke	Adjusted EPS = 35%	Adjusted Net Income = 35%
Stephen M. Kadenacy
W. Troy Rudd	Operating Cash Flow per Share = 35% KPIs = 30%	Operating Cash Flow = 35% KPIs = 30%
Randall A. Wotring	Pre-VC EBITA = 35% Adjusted Operating Cash Flow = 35% KPIs = 30%	Pre-VC EBITA = 35% Operating Cash Flow = 35% KPIs = 30%
Frederick W. Werner	Pre-VC EBITA = 35% Adjusted Operating Cash Flow = 35% KPIs = 30%	Organic Growth = 50% Pre-VC EBITA = 20% KPIs = 30%

Item 9.01.                Financial Statements and Exhibits.

(d)  Exhibits

10.1                        Standard Terms and Conditions for Performance Earnings Program and Performance Criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM

Date: December 15, 2016	By:	/s/ David Y. Gan
David Y. Gan
Senior Vice President, Deputy General Counsel

EXHIBIT INDEX

10.1                        Standard Terms and Conditions for Performance Earnings Program and Performance Criteria.